UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2023

Hanesbrands Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road
Winston-Salem, North Carolina	27105
(Address of principal executive offices)	(Zip Code)

(336) 519-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, Par Value $0.01	HBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below, on April 24, 2023, at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Hanesbrands Inc. (the “Company”), the stockholders of the Company approved the Amendment (the “Amendment”) of the Hanesbrands Inc. 2020 Omnibus Incentive Plan (the “Plan”). Pursuant to the Amendment, the number of shares of common stock, par value $0.01 per share, of the Company reserved for issuance under the Plan was increased by 5,300,000 shares. The Amendment is described in Proposal 5 in the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”) for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 15, 2023.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on April 24, 2023. A total of 279,697,417 shares of the Company’s common stock (approximately 80% of all shares entitled to vote at the Annual Meeting) were represented at the Annual Meeting. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

Proposal 1 – Election of Directors

The stockholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors. The voting results were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Cheryl K. Beebe	205,404,527	8,575,458	1,169,558	64,547,874
Stephen B. Bratspies	203,532,471	10,423,714	1,193,358	64,547,874
Geralyn R. Breig	205,717,492	8,146,187	1,285,864	64,547,874
Mark A. Irvin	207,799,904	6,108,214	1,241,425	64,547,874
James C. Johnson	197,190,790	16,722,567	1,236,186	64,547,874
Franck J. Moison	206,135,160	7,779,831	1,234,552	64,547,874
Robert F. Moran	206,646,744	7,203,731	1,299,068	64,547,874
Ronald L. Nelson	195,221,057	18,577,610	1,350,876	64,547,874
William S. Simon	204,756,682	9,117,969	1,274,892	64,547,874
Ann E. Ziegler	158,550,346	55,394,624	1,204,573	64,547,874

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders of the Company ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s 2023 fiscal year. The voting results were as follows:

FOR	AGAINST	ABSTAIN
270,586,072	7,618,147	1,493,198

Proposal 3 – Advisory Vote to Approved Named Executive Officer Compensation

The stockholders of the Company approved, on an advisory basis, named executive officer compensation as described in the Proxy Statement for the Annual Meeting. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
198,535,721	13,928,276	2,685,546	64,547,874

Proposal 4 – Advisory Vote to Recommend Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation

The stockholders of the Company recommended, on an advisory basis, that future advisory votes regarding executive compensation (“Say-on-Pay”) be held annually. The voting results were as follows:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTENTIONS	BROKER NON-VOTES
209,357,388	722,710	3,521,341	1,548,104	64,547,874

In light of these results and in accordance with its previous recommendation in the Proxy Statement for the Annual Meeting, the Company’s Board of Directors determined that the Company will hold future advisory Say-on-Pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of Say-on-Pay votes. The next advisory vote regarding the frequency of Say-on-Pay votes is required to occur no later than the Company’s 2029 Annual Meeting of Stockholders.

Proposal 5 – Approval of the Amendment of the Hanesbrands Inc. 2020 Omnibus Incentive Plan

The stockholders of the Company approved the Amendment of the Hanesbrands Inc. 2020 Omnibus Incentive Plan. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
196,101,015	15,792,358	3,256,170	64,547,874

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment of Hanesbrands Inc. 2020 Omnibus Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANESBRANDS INC.

Date: April 27, 2023	By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	EVP, Chief Legal and Compliance Officer & Corporate Secretary